UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2016

Popeyes Louisiana Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 459-4450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

 On February 23, 2016, the Company reported results for its fiscal year 2015, which ended December 27, 2015. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

 Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bachelder Agreement

On February 22, 2016, the Company entered into a new employment agreement with our Chief Executive Officer, Cheryl A. Bachelder (the “Bachelder Agreement”). The agreement provides for a term through December 31, 2019, and will be automatically extended for additional one year periods unless and until either the Company or Ms. Bachelder gives to the other written notice not less than ninety (90) days prior to the applicable renewal date of a decision not to renew for an additional year.

The annual base salary set forth in the agreement will initially be $900,000. Ms. Bachelder is eligible for an annual bonus with a target of 100% of her base salary based upon the achievement of performance targets established by the Company’s Board of Directors from time to time.

Ms. Bachelder’s Agreement entitles her to a grant under our 2015 Incentive Stock Plan of an annual equity compensation award with a fair value equal to or greater than $2.4 million during 2016.

Ms. Bachelder’s Agreement entitles her, (so long as at least three years of the four-year term have been completed), to receive two years of continued vesting of any outstanding equity awards upon retirement, subject to her compliance with certain heightened non-compete and non-solicitation obligations. The agreement also provides that Ms. Bachelder is eligible for health insurance and disability insurance and other customary employee benefits and that the Company will provide her a minimum of $4.0 million of life insurance coverage during the term of the agreement.

If the Company at any time terminates Ms. Bachelder’s employment without cause, or if Ms. Bachelder voluntarily terminates the agreement as a result of a constructive discharge, the agreement entitles her to (1) a cash payment equal to the sum of two times her then current base salary and two times her then current target annual cash bonus and (2) the accelerated vesting of her then outstanding equity awards, notwithstanding the terms under which such awards were granted, except that awards with performance-based vesting conditions will be governed by their original terms.

Ms. Bachelder’s Agreement also contains customary non-competition and non-solicitation covenants and covenants regarding the treatment of confidential information.

The foregoing description of the Bachelder Agreement is a general description and is qualified in its entirety by reference to the Bachelder Agreement, which is filed with this Form 8-K as Exhibit 10.1.

Lynch Agreement

On February 22, 2016, the Company also entered into a new employment agreement with our Chief Brand Officer, Richard H. Lynch (the “Lynch Agreement”). The agreement provides for a term through December 31, 2019, and will be automatically extended for additional one year periods unless and until either the Company or Mr. Lynch gives to the other written notice not less than ninety (90) days prior to the applicable renewal date of a decision not to renew for an additional year.

The annual base salary set forth in the agreement will initially be $525,000. Mr. Lynch is eligible for an annual bonus with a target of 60% of his base salary based upon the achievement of performance targets established by the Company’s Board of Directors from time to time. Mr. Lynch’s Agreement entitles him to a retention equity grant under our 2015 Incentive Stock Plan of $1.0 million with a three year cliff vesting term.

Mr. Lynch’s Agreement entitles him, (so long as at least three years of the four-year term have been completed), to receive two years of continued vesting of any outstanding equity awards upon retirement, subject to his compliance with certain heightened non-compete and non-solicitation obligations. The agreement also provides that Mr. Lynch is eligible for health insurance and disability insurance and other customary employee benefits.

If the Company at any time terminates Mr. Lynch’s employment without cause, or if Mr. Lynch voluntarily terminates the agreement as a result of a constructive discharge, the agreement entitles him to (1) a cash payment equal to the sum of his then current base salary and his then current target annual cash bonus and (2) the accelerated vesting of his then outstanding equity awards, notwithstanding the terms under which such awards were granted, except that awards with performance-based vesting conditions will be governed by their original terms.

Mr. Lynch’s Agreement also contains customary non-competition and non-solicitation covenants and covenants regarding the treatment of confidential information.

The foregoing description of the Lynch Agreement is a general description and is qualified in its entirety by reference to the Lynch Agreement, which is filed with this Form 8-K as Exhibit 10.2.

Item 7.01	Regulation FD Disclosure.

On February 23, 2016, the Company issued a press release, furnished with this Form 8-K as Exhibit 99.1, announcing the agreement with Ms. Bachelder.

On February 23, 2016, the Company also posted an investor presentation to the Investor Relations section of its website. A copy of the slides are being furnished as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated February 22, 2016, between the Company and Cheryl A. Bachelder.
10.2	Employment Agreement, dated February 22, 2016, between the Company and Richard H. Lynch.
99.1	Press release, dated February 23, 2016.
99.2	Investor presentation, dated February 23, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2016
POPEYES LOUISIANA KITCHEN, INC.
	By:	/S/ HAROLD M. COHEN
Harold M. Cohen
General Counsel, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1†	Employment Agreement, dated February 22, 2016, between the Company and Cheryl A. Bachelder.

10.2†	Employment Agreement, dated February 22, 2016, between the Company and Richard H. Lynch.

99.1	Press release, dated February 23, 2016.

99.2	Investor presentation, dated February 23, 2016.

†	Indicates management agreement.